Exhibit 23.6

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the Combined Statement of Revenue and Certain Expenses of the DFW Trade Center I, L.P., Buildings 1, 2 and 3 from the date of inception (July 1,
1996) to December 31, 1996, dated November 24, 1997, included in or made a part of this registration statement of Wellsford Real Properties, Inc. on Form S-3.



                                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 10, 1998